                                                                    EXHIBIT 10-1

             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE MEMBERS OF
                   THE BOARD OF DIRECTORS OF GTE CORPORATION

                              AMENDED AND RESTATED
                             AS OF JANUARY 1, 1997
                         (EXCEPT AS OTHERWISE PROVIDED)

             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE MEMBERS OF
                   THE BOARD OF DIRECTORS OF GTE CORPORATION

                               TABLE OF CONTENTS

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                                                                               PAGE
                                                                               ----
ARTICLE I      INTRODUCTION
               1.01  Name of Plan..........................................
               1.02  Purpose of Plan.......................................
               1.03  Restatement of Plan...................................
ARTICLE II     ELIGIBILITY AND ELECTION TO DEFER
               2.01  Eligibility...........................................
               2.02  Election to Defer.....................................
               2.03  Designation of Beneficiaries..........................
               2.04  Deemed Deferral of Retirement Plan Pension Value......
ARTICLE III    ACCOUNTS AND INVESTMENTS
               3.01  Accounts..............................................
               3.02  Investments...........................................
               3.03  Hypothetical Nature of Accounts and Investments.......
ARTICLE IV     PAYMENTS
               4.01  Exclusive Entitlement to Payment......................
               4.02  Payment Commencement Date.............................
               4.03  Method of Payment.....................................
               4.04  Limitations on Rights to Payment......................
               4.05  Interim Payments......................................
ARTICLE V      MISCELLANEOUS
               5.01  Severability..........................................
               5.02  Board Authority.......................................
               5.03  Change in Control.....................................
               5.04  Usage and Definitions.................................

                                   ARTICLE I

                                  INTRODUCTION

1.01.  NAME OF PLAN.

     This Plan shall be known as the Deferred Compensation Plan for Non-Employee Members of the Board of Directors of GTE Corporation.

1.02.  PURPOSE OF PLAN.

     The purpose of the Plan is to provide non-employee directors of GTE Corporation the opportunity to defer receipt of cash compensation payable to them for services to GTE Corporation as directors.

1.03.  RESTATEMENT OF PLAN.

     (a) Effective Date of Restatement. This document amends and restates the Plan effective as of January 1, 1997.

     (b) Deferrals Affected by Restatement. All deferral elections made on or after January 1, 1997, shall be governed by the terms of the Plan as amended and restated herein. In addition, unless a director elects otherwise on or before September 26, 1997, all deferral elections made before January 1, 1997, shall be governed by the terms of the Plan as amended and restated herein; provided that the elections relating to such deferral elections shall remain in full force and effect, but shall thereafter be subject to modification solely in accordance with the Plan as amended and restated herein.

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                                   ARTICLE II

                       ELIGIBILITY AND ELECTION TO DEFER

2.01.  ELIGIBILITY.

     Each director of GTE Corporation (other than a director who is also an employee of GTE Corporation or a subsidiary or affiliate thereof) shall be eligible to defer all or part of his cash compensation for services to GTE Corporation as a director in accordance with Section 2.02.

2.02.  ELECTION TO DEFER.

     An eligible director who wishes to defer all or part of the cash compensation that he will earn during an Annual Service Period for services to GTE Corporation as a director shall submit an election to the Executive Vice President -- Human Resources & Administration of GTE Corporation or his successor or designee ("EVP-HR") that satisfies each of the requirements set forth in paragraphs (1) through (7), below. Such deferral shall be referred to herein as an "Annual Deferral."

          (1) Deadline for Submitting Election. The election for an Annual Service Period shall be submitted before the beginning of the annual meeting of the shareholders of GTE Corporation that coincides with the beginning of the Annual Service Period.

          (2) Form of Election. The election shall be in writing and in a form acceptable to the EVP-HR.

          (3) Amount of Deferral. The election shall specify the amount or the percentage of the director's cash compensation for the Annual Service Period that he wishes to defer. The election shall apply to cash compensation only and shall not apply to non-cash compensation (such as awards of hypothetical shares of GTE Common Stock granted pursuant to the Deferred Stock Unit Plan). The amount or percentage deferred pursuant to the election shall be no less than 5 percent and no more than 100 percent of the cash compensation the director earns during the Annual Service Period for services to GTE Corporation as a director.

          (4) Deemed Investment of Deferral. The election shall specify which portion of the Annual Deferral shall be treated as invested in GTE Common Stock in accordance with Section 3.02(a), and which portion of the Annual Deferral shall be treated as invested in the Moody's Fund in accordance with Section 3.02(b). Notwithstanding any other provision of the Plan, the Annual Deferral shall be treated as invested solely in GTE Common Stock if the director elects to receive payments with respect to the Annual Deferral either in the form of split-stream flexible installments or in the form of GTE Common Stock pursuant to paragraph (6), below. If, with respect to different portions of the Annual Deferral, the director elects different investment options in accordance with this paragraph (4), or different payment commencement dates in accordance with Section 4.02, or different methods of payment in accordance with Section 4.03, the preceding sentence shall be applied separately with respect to each such portion of the Annual Deferral.

          (5) Payment Commencement Date. The election shall specify the date, selected by the director in accordance with Section 4.02, on which payments with respect to the Annual Deferral are to commence under the Plan (i.e., either his Release Date or a fixed date in the future). Notwithstanding any other provision of the Plan, payments with respect to the Annual Deferral shall not commence before the director's Release Date if he elects either
     (A) to treat the Annual Deferral as invested in GTE Common Stock pursuant to paragraph (4), above, or (B) to receive payments with respect to the Annual Deferral either in the form of split-stream flexible installments or in the form of GTE Common Stock pursuant to paragraph (6), below. If, with respect to different portions of the Annual Deferral, the director elects different investment options in accordance with paragraph (4), above, or different payment commencement dates in accordance with Section 4.02, or different methods of payment in accordance with Section 4.03, the preceding sentence shall be applied separately with respect to each such portion of the Annual Deferral.

          (6) Method of Payment. The election shall specify the method, selected by the director in accordance with Section 4.03, in which payments with respect to the Annual Deferral are to be made under the Plan (i.e., whether such payments are to be made in the form of a lump sum, annual installments, or flexible installments, and whether such payments are to be made in cash or in GTE Common Stock).

          (7) Election Irrevocable. The amount of deferral, the deemed investment of the deferral, the payment commencement date, and the method of payment elected by a director with respect to an Annual Deferral pursuant to paragraphs (3) through (6), above, shall not be revocable or subject to modification at any time. Notwithstanding the foregoing, a director may at any time submit a request to the EVP-HR to modify the payment commencement date, the method of payment, or both, with respect to the Annual Deferral, provided that the request is submitted before any payment is made to the director with respect to the Annual Deferral pursuant to Article IV. If the original election specified that the Annual Deferral be treated as invested in GTE Common Stock, or if either the original election or the requested modification specifies that payments with respect to the Annual Deferral be made in the form of split stream installments or in GTE Common Stock, the modification shall not become effective before the director's Release Date. If the modification has the effect of accelerating all or part of any payment otherwise due the director under Article IV, the request shall be subject to the approval of the EVP-HR, which approval the EVP-HR may grant or deny in his sole discretion. If the modification has the effect of deferring until a later calendar year all or part of any payment otherwise due the director under
     Article IV, the request shall be granted to the extent of such deferral, provided that the request is submitted on or before the last day of the calendar year immediately preceding the calendar year in which the payment otherwise would have been made to the director under Article IV. If the modification has the effect of deferring until a later date within the same calendar year all or part of any payment otherwise due the director under
     Article IV during such calendar year, the request shall be granted to the extent of such deferral, provided that the request is submitted before the date on which the payment otherwise would have been made to the director under Article IV. A director may, in his sole discretion, specify that his request for a modification pursuant to this paragraph (7) be submitted to the Board of Committee for its prior approval. If, with respect to different portions of the Annual Deferral, the director elects different investment options in accordance with paragraph (4), above, or different payment commencement dates in accordance with Section 4.02, or different methods of payment in accordance with Section 4.03, this paragraph (7) shall be applied separately with respect to each such portion of the Annual Deferral.

2.03.  DESIGNATION OF BENEFICIARIES.

     A director who makes a deferral election pursuant to Section 2.02 may designate one or more beneficiaries under the Plan with respect to such deferral. Notwithstanding Section 2.02(7), a director may, at any time, revoke a prior designation and make a new designation pursuant to this Section 2.03. Any such designation or revocation shall be in writing and shall be submitted to the EVP-HR in such form and in such manner as is acceptable to the Board. If a director dies before he has received all payments due him under the Plan, the remaining payments shall be made to his beneficiaries in accordance with his designation, or, if there is no such beneficiary, then to the director's personal representative. All such payments shall be made in accordance with the payment schedule (or schedules) that would have applied to the director had he survived, unless the director specified in his designation that a shorter payment schedule (or schedules) is to take effect upon his death.

2.04.  DEEMED DEFERRAL OF RETIREMENT PLAN PENSION VALUE.

     (a) Pension Deferral. Notwithstanding any other provision of the Plan, each director who was a non-employee member of the Board on December 31, 1996, shall be deemed to have made an additional deferral under the Plan as of such date. The amount of such deferral shall equal the dollar amount of the director's accrued pension value under the Retirement Plan as reported on his Decision Form. Such deferral shall be referred to herein as the director's "Pension Deferral." No reduction shall be made in a director's current cash compensation on account of his Pension Deferral.

     (b) Deemed Investment of Pension Deferral. In the case of a director who elected Transition Option 3, the entire amount of his Pension Deferral shall be treated as invested in GTE Common Stock in accordance with Section 3.02(a). In the case of a director who elected Transition Option 4, the entire amount of his Pension Deferral shall be treated as invested in the Moody's Fund in accordance with Section 3.02(b). In the case of a Director who elected to allocate his accrued pension value between Transition Options 3 and 4, the entire amount of his Pension Deferral shall be treated as invested as follows: (1) the portion of the deferral that is treated as invested in GTE Common Stock in accordance with
Section 3.02(a) shall equal the entire amount of the deferral multiplied by the allocation percentage the director elected with respect to Transition Option 3, and (2) the portion of the deferral that is treated as invested in the Moody's Fund in accordance with Section 3.02(b) shall equal the entire amount of the deferral multiplied by the allocation percentage the director elected with respect to Transition Option 4. For purposes of applying Section 3.02(a)(1) to any portion of a director's Pension Deferral that is treated as invested in GTE Common Stock, the average closing price of GTE Common Stock, as reported on the composite tape of New York Stock Exchange issues for the last 20 business days of December 1996, shall be deemed to be forty-two dollars and sixty-two and one-half cents ($42.625). A separate subaccount shall be maintained with respect to a director's Pension Deferral in accordance with Section 3.01, as if the Pension Deferral were an Annual Deferral under Section 2.02. On and after his Release Date, a director shall be entitled to direct the deemed investment of the portion of the balance in his account that is attributable to his Pension Deferral in accordance with Section 3.02, as if the Pension Deferral were an Annual Deferral under Section 2.02.

     (c) Method of Payment and Designated Beneficiary. Payments with respect to a director's Pension Deferral shall be made as follows. If a director made an election to defer under the Plan all or part of his cash compensation with respect to the Annual Service Period commencing in 1997, the Pension Deferral shall be treated in the same manner as the 1997 Annual Deferral with respect to the payment commencement date, the method of payment and the designated beneficiary. If a director did not make an election to defer under the Plan all or part of his cash compensation with respect to the Annual Service Period commencing in 1997, the Pension Deferral shall be treated in the same manner as the 1997 award of deferred stock units under the Deferred Stock Unit Plan with respect to the payment commencement date, the method of payment and the designated beneficiary. The director shall be entitled to modify the payment commencement date, the method of payment, and/or the designated beneficiary otherwise provided for under this subsection (c) with respect to his Pension Deferral. Any such modification shall be made in accordance with Sections 2.02(7) and 2.03, as if the Pension Deferral were an Annual Deferral under
Section 2.02.

                                  ARTICLE III

                            ACCOUNTS AND INVESTMENTS

3.01.  ACCOUNTS.

     (a) Establishment of Accounts. A separate account shall be maintained for each director who makes a deferral election pursuant to Section 2.02. Such account shall be (1) credited with the amounts deferred by the director pursuant to Section 2.02, (2) credited (or charged, as the case may be) with the investment results determined pursuant to Section 3.02, and (3) charged with the amounts paid by the Plan to or on behalf of the director pursuant to Article IV.

     (b) Subaccounts. Within each director's account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan. For example, it may be necessary to maintain separate subaccounts where the director has specified different payment commencement dates or different methods of payment with respect to his Annual Deferrals for different Annual Service Periods.

3.02.  INVESTMENTS.

     (a) Deemed Investment in GTE Common Stock. The portion of the balance in a director's account that is attributable to the portion of his Annual Deferrals that he has elected to treat as invested in GTE Common Stock pursuant to Section 2.02(4) shall be treated as if it were invested in GTE Common Stock until his Release Date. Thereafter, such portion shall be treated as if it were invested in one or more of the investment options specified in the Savings Plan Provisions in accordance with subsection (c), below. Notwithstanding the preceding sentence, on or after a director's Release Date, any portion of the balance in his account that is subject to a split-stream flexible installment election under Section 4.03(3) or with respect to which he has elected to receive payments in the form of GTE Common Stock pursuant to Section 4.03(4) shall be treated as if it were invested in GTE Common Stock. The deemed investment in GTE Common Stock of all or part of the balance in a director's account shall be determined in accordance with the following rules:

          (1) Conversion into GTE Common Stock. Any amount that would have been paid to a director during a calendar quarter but for his deferral election pursuant to Section 2.02 shall be converted into an equivalent number of hypothetical shares of GTE Common Stock (including hypothetical fractional shares) by dividing the amount deferred for that quarter by the average closing price of GTE Common Stock, as reported on the composite tape of New York Stock Exchange issues for the most recent 20 business days ending on or before the last day of such quarter.

          (2) Deemed Reinvestment of Dividends. The number of hypothetical shares of GTE Common Stock credited to a director's account shall be increased on each date that a dividend is paid on GTE Common Stock. The number of additional hypothetical shares of GTE Common Stock credited to a director's account as a result of such increase shall be determined, first, by multiplying the total number of hypothetical shares of GTE Common Stock credited to the director's account immediately before such increase by the amount of the dividend paid per share of GTE Common Stock on the dividend payment date, and, then, by dividing the product so determined by the average of the high and low price of GTE Common Stock on the composite tape of New York Stock Exchange issues on the dividend payment date (or if there was no reported sale of GTE Common Stock on such date, on the next preceding day on which there was such a reported sale). Notwithstanding the foregoing and Section 3.01(a) (3), on any date a split-stream flexible installment is payable to a director, no increase pursuant to this paragraph (2) shall be made, but neither shall the amount of such installment be charged against the director's account (unless the installment is a final split-stream flexible installment).

          (3) Conversion Out of GTE Common Stock. The dollar value of the hypothetical shares of GTE Common Stock credited to a director's account on any date shall be determined by multiplying the number of hypothetical shares of GTE Common Stock credited to the director's account on that date by the average closing price of GTE Common Stock, as reported on the composite tape of New York Stock Exchange issues for the most recent 20 business days ending on or before that date.

          (4) Effect of Recapitalization. In the event of a transaction or event described in this paragraph (4), the number of hypothetical shares of GTE Common Stock credited to a director's account shall be adjusted in such manner as the Board, in its sole discretion, deems equitable. A transaction or event is described in this paragraph (4) if and only if (A) it is a dividend or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, the exercisability of stock purchase rights received under the Rights Plan, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, and (B) the Board determines that such transaction or event affects the shares of GTE Common Stock, such that an adjustment pursuant to this paragraph (4) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

     (b) Deemed Investment in Moody's Fund. The portion of the balance in a director's account that is attributable to the portion of his Annual Deferrals that he has elected to treat as invested in the Moody's Fund pursuant to Section 2.02(4) shall be treated as if it were invested in the Moody's Fund until his Release Date. Thereafter, such portion shall be treated as if it were invested in one or more of the investment options specified in the Savings Plan Provisions in accordance with subsection (c), below. The deemed investment in the Moody's Fund of all or part of the balance in a director's account shall be determined in accordance with the following rules:

          (1) Deferral Credits to Moody's Fund. Any amount that would have been paid to a director during a calendar quarter but for his deferral election pursuant to Section 2.02 shall be credited to the Moody's Fund as of the last day of such quarter.

          (2) Transfer Credits to Moody's Fund. Any amount deemed transferred to the Moody's Fund pursuant to the investment election procedures specified in subsection (c), below, shall be credited to the Moody's Fund as of the date of transfer.

          (3) Interest Credits to Moody's Fund. Interest shall be credited to the Moody's Fund on the last day of each calendar quarter in accordance with the definition of "Moody's Fund" in Section 5.04(b).

     (c) Deemed Investment in Savings Plan Investment Options After Release Date. On and after a director's Release Date, the portion of the balance in his account that is not required to be treated as if it were invested in GTE Common Stock on and after his Release Date pursuant to subsection (a), above, shall be treated as if it were invested in one or more of the investment options specified in the Savings Plan Provisions, and a director shall be entitled to direct the deemed investment of such portion of the balance in his account among such investment options on the same terms and conditions applicable under the Savings Plan Provisions. The deemed investment in one or more of the investment options specified in the Savings Plan Provisions of all or part of the balance in a director's account shall be determined in accordance with the following rules:

          (1) Moody's Fund. The investment options specified in the Savings Plan Provisions shall be deemed to include the Moody's Fund. The portion of the balance in a director's account that is treated as invested in the Moody's Fund before his Release Date in accordance with subsection (b), above, shall continue to be treated as if it were invested in the Moody's Fund on and after the director's Release Date unless and until the director elects otherwise in accordance with the investment direction procedures specified in this subsection (c).

          (2) GTE Common Stock. On and after a director's Release Date, the portion of the balance in his account that is not required to be treated as if it were invested in GTE Common Stock on and after his Release Date pursuant to subsection (a), above, shall not be treated as if it were invested in GTE Common Stock. However, subject to paragraph (4) below, at any time on or after his Release Date, a director may elect to have all or part of such portion of the balance in his account treated as if it were invested in the GTE Stock Portfolio specified in the Savings Plan Provisions. Furthermore, the portion of the balance in a director's account that is treated as invested in GTE Common Stock before his Release

     Date in accordance with subsection (a), above, and that is not required to be treated as if it were invested in GTE Common Stock on and after his Release Date pursuant to subsection (a), above, shall be treated as if it were invested in the GTE Stock Portfolio specified in the Savings Plan Provisions on and after the director's Release Date unless and until the director elects otherwise in accordance with the investment direction procedures specified in this subsection (c).

          (3) Determination of Purchase and Sale Prices. In the case of any deemed investment in a medium other than United States currency, the purchase (or sale) price per unit of the deemed investment at any time shall be the same as the actual purchase (or sale) price per unit paid (or received) by the Trustee of the GTE Savings Plan for the same investment at the same time, or, if there is no actual purchase (or sale) by the Trustee at the same time, at the nearest time thereafter.

          (4) Limitation on Deemed Investment in GTE Stock Portfolio. During the six-month period following his Release Date, a director shall not be entitled to direct that any portion of the balance in his account be treated as invested in the GTE Stock Portfolio specified in the Savings Plan Provisions if at any previous time such portion was treated as invested in any investment other than GTE Common Stock or the GTE Stock Portfolio.

3.03.  HYPOTHETICAL NATURE OF ACCOUNTS AND INVESTMENTS.

     Each account and investment established under this Article III shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. In accordance with Section 4.04 (a), neither the Plan nor any of the accounts or investments established hereunder shall hold any actual funds or assets.

                                   ARTICLE IV

                                    PAYMENTS

4.01.  EXCLUSIVE ENTITLEMENT TO PAYMENT.

     A director's deferral election pursuant to Section 2.02 shall constitute a waiver of his right to receive the amount deferred and an agreement to receive in lieu thereof the amounts payable to him at the times, in the amounts, and in the form specified in this Article IV. No other amounts shall be due or payable to the director under this Plan as a result of his deferral election pursuant to
Section 2.02.

4.02.  PAYMENT COMMENCEMENT DATE.

     The payments to a director with respect to an Annual Deferral shall commence on the date selected by the director in accordance with either paragraph (1) or (2), below. A director may select different payment commencement dates with respect to his Annual Deferrals for different Annual Service Periods. In addition, a director may select different payment commencement dates with respect to different portions of his Annual Deferral for the same Annual Service Period.

          (1) Release Date. The director may select his Release Date as the payment commencement date.

          (2) Fixed Date. Alternatively, the director may select as the payment commencement date a fixed date that is at least 6 months after the end of the Annual Service Period to which the deferral election applies, and that is no later than the last day of the director's life expectancy, determined as of the age he will have attained on the payment commencement date. Notwithstanding the preceding sentence, the director's selection of a payment commencement date that occurs before his Release Date shall be subject to the conditions set forth in Section 2.02(5).

4.03.  METHOD OF PAYMENT.

     The payments to a director with respect to an Annual Deferral shall be made pursuant to the method selected by the director in accordance with paragraph
(1), (2), or (3), below. All payments to a director with respect to an Annual Deferral shall be made solely in cash, except as provided in paragraph (4), below, which permits a director to elect to receive payments with respect to an Annual Deferral in the form of GTE Common Stock. A director may select different methods of payment with respect to his Annual Deferrals for different Annual Service Periods. In addition, a director may select different methods of payment with respect to different portions of his Annual Deferral for the same Annual Service Period.

          (1) Lump Sum. The director may elect to receive payment with respect to an Annual Deferral in a lump sum. The lump sum shall be payable to the director on the payment commencement date and shall equal the portion of the balance in his account attributable to the Annual Deferral, determined as of the payment commencement date.

          (2) Annual Installments. The director may elect to receive the payments with respect to an Annual Deferral in two or more annual installments. If so, the director shall indicate in his election pursuant to Section 2.02 the number of annual installments he wishes to elect. The number of annual installments elected shall not exceed 20 and shall not extend the period of payment beyond the director's life expectancy, determined as of the age he will have attained on the payment commencement date. If the number of annual installments elected by a director would otherwise exceed the limits in the preceding sentence, he shall be deemed to have elected the maximum number of annual installments permitted under the preceding sentence. The annual installments shall be payable to the director beginning on the payment commencement date and on each anniversary thereof until the total number of installments elected by the director have been paid. Each annual installment shall equal the portion of the balance in the director's account attributable to the Annual Deferral, determined as of the date the installment is payable, multiplied by a fraction, the numerator of which is one, and the denominator of which is the excess of the total number of installments elected by the director over the number of installment payments previously made under the schedule. For example, the respective fractions under a

     5-year installment schedule are 1/5 for the first installment, 1/4 for the second installment, 1/3 for the third installment, 1/2 for the fourth installment, and 1/1 for the fifth and final installment.

          (3) Flexible Installments. The director may elect to receive the payments with respect to an Annual Deferral in accordance with any other reasonable method he specifies. Such payments shall be referred to herein as flexible installments. If a director elects to receive the payments with respect to an Annual Deferral in the form of flexible installments, he shall indicate in his election pursuant to Section 2.02 the method under which he wishes the date and the amount of each such installment to be determined. Flexible installments shall be payable to the director on the dates and in the amounts determined in accordance with the method specified in his election. Regardless of the method of payment he elects, no installment shall be payable to a director before the payment commencement date he has selected in accordance with Section 4.02. Nor shall any installment be payable to a director to the extent that the portion of the balance in his account attributable to the Annual Deferral has been depleted, determined as of the date the installment is otherwise payable to him. Furthermore, the period over which flexible installments are paid to a director shall not exceed the lesser of 20 years or the director's life expectancy, determined as of the age he will have attained on the payment commencement date. If the period over which a director has elected to receive flexible installments would otherwise exceed the maximum period permitted under the preceding sentence, a final installment shall be payable to the director upon the expiration of such maximum period. Such final installment shall equal the portion of the balance in the director's account attributable to the Annual Deferral, determined as of the date the installment is payable. For purposes of this paragraph (3), flexible installments shall include but not be limited to split-stream installments as described in the Plan prior to this amendment and restatement; provided that, in the event a director elects to receive all or part of his payments in split-stream installments, the portion of the balance in his account that is subject to a split-stream installment election shall at all times be treated as invested solely in GTE Common Stock.

          (4) Payment in the Form of GTE Common Stock. Notwithstanding the general requirement of this Section 4.03 that all payments to a director with respect to an Annual Deferral be made solely in cash, a director may elect to receive payments with respect to an Annual Deferral in the form of GTE Common Stock rather than cash. In the case of an Annual Deferral that is subject to a split-stream installment election under paragraph (3), above, the number of shares of GTE Common Stock to be distributed to the director pursuant to each installment (other than the final installment) shall be determined by dividing the dollar amount of the installment that would otherwise be paid to the director under paragraph (3), above, by the average closing price of GTE Common Stock, as reported on the composite tape of New York Stock Exchange issues for the most recent 20 business days ending on or before the date of payment. Distributions in the form of GTE Common Stock shall be made in whole shares only, and any resulting fractional shares shall be distributed in cash. In accordance with Sections 2.02(4) and 3.02(a), the portion of the balance in a director's account with respect to which he has elected to receive payments in the form of GTE Common Stock shall at all times be treated as invested solely in GTE Common Stock.

4.04.  LIMITATIONS ON RIGHTS TO PAYMENT.

     (a) Rights Unsecured. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of GTE Corporation.

     (b) Rights Not Assignable. No payment due any person under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment shall be void. No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any director or beneficiary. If any director or beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any payment under the Plan, the Board may direct that such payment be suspended and that all future payments to which such person otherwise would be entitled be held and applied for the benefit of such person, the person's children or other dependents, or any of them, in such manner and in such proportions as the Board may deem proper. Notwithstanding the foregoing, a director may assign his right to payment under the Plan to GTE Corporation or its affiliates.

     (c) Rights Forfeited Upon Competition. A director who, without the written consent of GTE Corporation, engages in competition with GTE Corporation or any subsidiary thereof, accepts employment with or acquires or holds any substantial interest in any business that is competitive with the business carried on by GTE Corporation or any subsidiary thereof, or serves as an officer or director of any corporation engaged in competition with the business carried on by GTE Corporation or any subsidiary thereof, shall forfeit all rights to any payments under the Plan that would otherwise be payable to the director or his beneficiaries on or after the initial date of such action by the director. The purchase by a director, for investment, on a recognized securities exchange, of stock or other securities of a competitor of GTE Corporation or subsidiary thereof representing not more than one percent of the total voting power represented by all outstanding stock and securities of such competitor, or the holding thereof, shall not be deemed to constitute the acquisition or holding of a substantial interest in such competitor for purposes of this subsection (c). This subsection (c) shall not apply to any director on or after the occurrence of a Change in Control.

4.05. INTERIM PAYMENTS.

     At any time on or after January 1, 1998, a director may elect that 94% of all (or a designated portion of) his account balance shall be paid to him within 61 days following the filing of such an election; provided that the EVP-HR may approve or disapprove such election in his sole discretion. If a director receives a payment pursuant to this Section 4.05, the remaining 6% of the director's entire account balance (or the designated portion thereof) shall be permanently forfeited and shall not be paid to, or in respect of, the director.

                                   ARTICLE V

                                 MISCELLANEOUS

5.01. SEVERABILITY.

     If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

5.02. BOARD AUTHORITY.

     (a) In General. Except to the extent that the Plan specifically provides otherwise, the Board shall have the sole authority and discretion (1) to amend, suspend, or terminate the Plan, (2) to interpret the Plan, (3) to establish and revise rules and regulations relating to the Plan, (4) to delegate such responsibilities or duties as it deems desirable, and (5) to make any other determination that it believes necessary or advisable for the administration of the Plan. Unless otherwise provided, the Board shall be deemed to have delegated such authority and discretion to the Committee.

     (b) Plan Termination. Except to the extent that the Plan specifically provides otherwise, the Board may terminate the Plan at any time. Upon termination of the Plan, all amounts deferred before the date of termination, and any rights to payment with respect to such deferred amounts, shall continue to be governed by the provisions of the Plan in effect immediately before the date of termination.

5.03. CHANGE IN CONTROL.

     (a) Plan Modifications Following Change in Control. Notwithstanding any provision of the Plan to the contrary, the Board may amend, modify, or suspend the Plan (including the Change in Control Provisions) at any time before a Change in Control occurs, but except as may be required by law, after a Change in Control occurs: (1) the Change in Control Provisions shall not be amended, modified, suspended, or terminated, directly or indirectly, and (2)(A) no other provisions of the Plan shall be amended, modified, suspended, or terminated, directly or indirectly, (B) no rules, regulations, or procedures under the Plan shall be established or modified, (C) no interpretation of the Plan shall be adopted, (D) no determination under the Plan shall be made, and (E) no authority or discretion shall be exercised, in a manner that would alter the meaning or operation of the Change in Control Provisions or that would undermine or frustrate their purposes.

     (b) Rights Protected Following Change in Control. Notwithstanding any provision of the Plan to the contrary, no amendment, suspension, or termination of the Plan, or revocation of any required approval by the Board, effected after a Change in Control shall operate to reduce, eliminate, or otherwise adversely affect any director's or beneficiary's right to receive any payment under the Plan (including, without limitation, the amount, timing, and method thereof) in accordance with any deferral election made prior to the date of such amendment, suspension, termination, or revocation of approval and in accordance with any investment or payment option permitted (irrespective of any requirement for approval) pursuant to the Plan as in effect on the date immediately preceding the date on which the Change in Control occurs. Notwithstanding any provision of the Plan to the contrary, upon and after a Change in Control, the rights described in the immediately preceding sentence shall be fully vested, nonforfeitable contractual rights enforceable by or on behalf of any director or former director against GTE Corporation or any successor to all or substantially all of the business or assets of GTE Corporation. After the date on which a Change in Control occurs, any director, former director, or beneficiary (which terms shall include, for the purposes of this subsection (b), any executor, personal representative, heir, or legatee of a deceased former director) may apply to the trustee of the GTE Service Corporation Benefits Protection Trust for assistance (which may include, without limitation, legal counsel and the institution of litigation) in enforcing the rights of the director, former director, or beneficiary under the Plan and pursuing any claims he might have under the terms of the Plan; provided that any director, former director, or beneficiary who applies for such assistance shall be subject to and bound by any limitations that said trustee may impose. No director, former director, or beneficiary shall be required to notify or seek the assistance of said trustee as a condition of or prerequisite to any other action that might be taken by or on behalf of the director, former director, or beneficiary in order to enforce his rights or pursue his claims under the Plan, and the fees, expenses and costs that he may incur in any such other action shall not be the responsibility of the GTE Service Corporation Benefits Protection Trust or the trustee thereof.

5.04. USAGE AND DEFINITIONS.

     (a) Titles and Headings Not to Control. The titles to Articles and the headings of Sections, subsections, paragraphs, and subparagraphs in this Plan are placed herein for convenience of reference only and, as such, shall be of no force or effect in the interpretation of the Plan.

     (b) Definitions. Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in this Plan, shall have the meanings set forth below.

          Acquiring Person. "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, without the prior approval of GTE Corporation, shall be the Beneficial Owner of securities representing 20% or more of the Voting Power or who or which was such a Beneficial Owner at any time after the date of the Rights Plan, whether or not such Person continues to be the Beneficial Owner of securities representing 20% or more of the Voting Power, but shall not mean
     (i) GTE Corporation, (ii) any Subsidiary, (iii) any employee benefit plan of GTE Corporation or any of its Subsidiaries, or (iv) any entity holding securities of GTE Corporation organized, appointed or established by GTE Corporation or any of its Subsidiaries for or pursuant to the terms of any such plan; provided, however, that if:

             (1) any New York State law shall be hereinafter promulgated or amended (whether by amendment to the definition of "interested shareholder" as used in section 505(a)(2)(i) of the New York Business Corporation Law ("NYBCL") or otherwise) to provide that a New York corporation may issue rights or options which include restrictions or conditions of the type set forth in section 505(a)(2)(i) of the NYBCL relating either

                (A) to a Person holding a percentage (the "Lower Percentage") of the outstanding voting stock of a New York corporation which is lower than 20% or

                (B) to any Person without regard to the percentage of the outstanding voting stock of a New York corporation held by such Person, and

             (2) such law or amendment is applicable to GTE Corporation,

     then an "Acquiring Person" shall be deemed to mean, for all purposes under the Plan as of the effective date of such law or amendment, the Beneficial Owner of securities representing the greater of (I) 10% of the Voting Power or (II) the Lower Percentage of the Voting Power.

          Affiliate. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          Annual Deferral. "Annual Deferral" shall mean the deferral with respect to an Annual Service Period elected by a director in accordance with Section 2.02.

          Annual Service Period. "Annual Service Period" shall mean a period that commences at the beginning of the annual meeting of the shareholders of GTE Corporation, and that ends at the beginning of the immediately succeeding annual meeting of the shareholders of GTE Corporation.

          Article. "Article" shall mean an article of this Plan.

          Associate. "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          Beneficial Owner. A person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

             (1) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

             (2) which such Person or any of such Person's Affiliates or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the rights granted pursuant to the Rights Plan), warrants or options, or otherwise; provided that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement, or understanding to vote such security (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, and (ii) is not also then reported by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

             (3) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement, or understanding (whether or not in writing), or with which such Person or any of such Person's Affiliates have otherwise formed a group for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B)(i) of paragraph
        (2), above), or disposing of any securities of GTE Corporation.

          Board. "Board" shall mean the Board of Directors of GTE Corporation.

          Change in Control. A "Change in Control" shall occur when and only when the first of the following events occurs:

             (1) an acquisition (other than directly from GTE Corporation) of securities of GTE Corporation by any Person, immediately after which such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of securities of GTE Corporation representing 20 percent or more of the Voting Power or such lower percentage of the Voting Power that, from time to time, would cause the Person to constitute an "Acquiring Person"; provided that in determining whether a Change in Control has occurred, the acquisition of securities of GTE Corporation in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control; or

             (2) three or more directors, whose election or nomination for election is not approved by a majority of the members of the "Incumbent Board" (as defined below) then serving as members of the Board, are elected within any single 12-month period to serve on the Board; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
        Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed not to have been approved by a majority of the Incumbent Board for purposes hereof; or

             (3) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; "Incumbent Board" shall mean individuals who, as of January 16, 1997, are members of the Board, provided that if the election, or nomination for election by GTE Corporation's shareholders, of any new director was approved by a vote of at least three-quarters of the Incumbent

        Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

             (4) approval by shareholders of GTE Corporation of:

                (A) a merger, consolidation, or reorganization involving GTE Corporation, unless

                    (i) the shareholders of GTE Corporation, immediately before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 50 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

                    (ii) individuals who were members of the Incumbent Board
               immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the Surviving Corporation; and

                    (iii) no Person (other than GTE Corporation or any
               Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by GTE Corporation, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation, or reorganization had Beneficial Ownership of securities representing 20 percent (or such lower percentage the acquisition of which would cause a Change in Control pursuant to paragraph (1) of this definition of "Change in Control") or more of the Voting Power) has Beneficial Ownership of securities representing 20 percent (or such lower percentage the acquisition of which would cause a Change in Control pursuant to paragraph (1) of this definition of "Change in Control") or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                (B) a complete liquidation or dissolution of GTE Corporation; or

                (C) an agreement for the sale or other disposition of all or substantially all of the assets of GTE Corporation to any Person (other than a transfer to a Subsidiary).

          Change in Control Provisions. "Change in Control Provisions" shall mean (1) the last sentence of Section 4.04(c), (2) Section 5.03, and (3) this Section 5.04(b).

          Committee. "Committee" shall mean the Executive Compensation and Organizational Structure Committee of the Board, or any successor committee thereto.

          Decision Form. "Decision Form" shall mean the form so labeled that was included in a booklet entitled "Board of Directors Compensation," which was shipped by GTE Corporation on or about January 30, 1997, to directors who were non-employee members of the Board on December 31, 1996. The completed Decision Forms of the group of eligible directors are maintained in the records of the Retirement Plan.

          Deferred Stock Unit Plan. "Deferred Stock Unit Plan" shall mean the Deferred Stock Unit Plan for Non-Employee Members of the Board of Directors of GTE Corporation, as amended and in effect from time to time, or any successor plan thereto.

          Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto.

          GTE Common Stock. "GTE Common Stock" shall mean the common stock of GTE Corporation.

          Moody's Fund. "Moody's Fund" shall mean a hypothetical investment option, the assets of which are held in United States currency, and which is credited on the last day of each calendar quarter with interest on the balance as of the immediately preceding day at a rate per annum that is equal to the average yield on long-term, high-grade corporate bonds as reported by Moody's Investors Service, or such other substantially similar yield designated by the Board.

          Non-Control Acquisition. "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) GTE Corporation or (B) any of its Subsidiaries,
     (2) GTE Corporation or any of its Subsidiaries, or (3) any Person in connection with a Non-Control Transaction.

          Non-Control Transaction. "Non-Control Transaction" shall mean a transaction described in clauses (i) through (iii) of subparagraph (4)(A) of the definition of "Change in Control" herein.

          Pension Deferral. "Pension Deferral" shall mean the deemed deferral provided for certain directors under Section 2.04.

          Person. "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, or other entity.

          Plan. "Plan" shall mean the Deferred Compensation Plan for Non-Employee Members of the Board of Directors of GTE Corporation, as amended and in effect from time to time.

          Release Date. "Release Date" shall mean, with respect to a director, the first day on which the director is no longer either a "director" or an "officer" of GTE Corporation, within the meaning of section 16 of the Exchange Act.

          Retirement Plan. "Retirement Plan" shall mean the Retirement Plan for Non-Employee Members of the Board of Directors of GTE Corporation, as in effect prior to its amendment and restatement as of January 1, 1997.

          Rights Plan. "Rights Plan" shall mean the Rights Agreement, dated as of December 7, 1989, between GTE Corporation and The First National Bank of Boston (as successor Rights Agent to State Street Bank and Trust Company), as it may be amended from time to time, or any successor thereto.

          Savings Plan Provisions. "Savings Plan Provisions" shall mean the investment option and investment direction provisions of Article VI of the GTE Savings Plan, as amended and restated effective January 1, 1993, and as amended and in effect from time to time thereafter, including any successor provision or provisions to such Article VI. The Savings Plan Provisions shall not include, without limitation, any provision in such Article VI relating to the Loan Fund or to any restriction on investment direction applicable to Company-Matching Contributions.

          Section. "Section" shall mean a section of this Plan.

          Subsidiary. "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or voting interest is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

          Transition Option. "Transition Option" shall mean one of the options listed on the Decision Form. "Transition Option 1" shall mean the "Current Plan" option listed on the Decision Form. "Transition Option 2" shall mean the "Lock & Freeze" option listed on the Decision Form. "Transition Option 3" shall mean the "Convert to Deferred GTE Stock Units" option listed on the Decision Form. "Transition Option 4" shall mean the "Convert to Deferred Cash" option listed on the Decision Form. The Decision Form also permitted an eligible director the option of allocating his accrued pension value under the Retirement Plan among Transition Options 2, 3, and 4 by indicating the respective percentage to be allocated to each of these options. In accordance with the Decision Forms submitted by the eligible directors, which became final and binding on March 3, 1997, no eligible director selected Transition Option 1 or 2, and no eligible director elected to allocate any percentage of his accrued pension value under the Retirement Plan to Transition Option 2.

          Voting Power. "Voting Power" shall mean the voting power of all securities of GTE Corporation then outstanding generally entitled to vote for the election of directors of GTE Corporation.